UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 2, 2009

VISTEON CORPORATION
(Exact name of registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-15827 (Commission File Number)	38-3519512 (IRS Employer Identification No.)

One Village Center Drive, Van Buren Township, Michigan (Address of Principal Executive Offices)	48111 (Zip Code)
(800) VISTEON
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
On October 2, 2009, Visteon Corporation (the “Company”) filed a motion with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) [Case No. 09-11786, Docket No. 1067] seeking authority to enter into a customer accommodation agreement and related access and security agreement (together, the “Accommodation Agreement”) with Chrysler Group LLC (“Chrysler”). Pursuant to the Accommodation Agreement, Chrysler has agreed to, among other things:
•	pay surcharge payments to the Company above the purchase order price for Chrysler component parts produced by the Company in an aggregate amount of $13.0 million;

•	pay approximately $5.24 million for the purchase of certain tooling used at the Company’s Saltillo, Mexico facility to manufacture Chrysler component parts;

•	purchase certain designated equipment and tooling exclusively used to manufacture Chrysler component parts at the Company’s Highland Park, Michigan and Saltillo, Mexico facilities;

•	pay 100% of the Company’s actual and documented costs for raw materials and 100% of the purchase order price for finished goods specifically related to re-sourced Chrysler component part production;

•	award new business to the Company, transition certain lines of business to non-debtor affiliates of the Company, and make certain accommodations on retained lines of business;

•	reimburse the Company for certain costs associated with the wind-down of certain lines of Chrysler component part production;

•	limit its ability to set off against accounts payable owing to the Company;

•	pay approximately $13.1 million to the Company as cure payments in connection with the assumption and assignment of its purchase orders with the Company in the Old Carco LLC (f/k/a Chrysler LLC) chapter 11 case;

•	pay accounts payable arising from shipments of component parts by the Company on existing payment terms until the approval of the Accommodation Agreement and on net 15-day payment terms thereafter until the termination of the Accommodation Agreement; and

•	release certain commercial claims against the Company, including those claims that may arise from the payments or other accommodations set forth in the Accommodation Agreement.
In exchange for these benefits, the Company will continue to produce and deliver component parts to Chrysler during the term of the Accommodation Agreement, as well as provide assistance to Chrysler in re-sourcing certain lines of production, including providing Chrysler with certain intellectual property licenses and sublicenses related to re-sourced Chrysler production lines. The Company also has agreed to build an inventory bank for Chrysler, provided that Chrysler will pay for such parts in accordance with the payment terms set forth in the Accommodation Agreement and will cover the Company’s incremental costs incurred in the production of such parts to the extent such costs exceed purchase order prices. The Company will also grant Chrysler an option to purchase certain machinery and equipment used to manufacture Chrysler component parts, and has agreed to seek bankruptcy court approval for the sale of the Company’s Highland Park, Michigan and Saltillo, Mexico facilities as going concerns if Chrysler designates such facilities for sale prior to the termination date of the Accommodation Agreement. The Accommodation Agreement provides Chrysler with a right to access the Company’s facilities if the Company ceases production and grants to Chrysler a security interest in certain operating assets that would be necessary for Chrysler component part production. Pursuant to the Accommodation Agreement, the Company has also agreed to release certain commercial claims against Chrysler.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTEON CORPORATION
October 8, 2009	By:	/s/ William G. Quigley, III
		Name:	William G. Quigley III
		Title:	Executive Vice President and Chief Financial Officer